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                                                                     EXHIBIT  21


         The following table sets forth certain information, as of March 28, 1997, with respect to the subsidiaries of the Company, other than certain subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

                                        Percentage of
                                        voting securities   State or other
                                        owned by its        jurisdiction in
                                        immediate parent    which incorporated
                                        ----------------    ------------------
Subsidiaries of the Company:
  Haifa Chemicals Ltd.                       100%  (1)           Israel
    Haifa Chemicals South, Ltd.              100%                Israel
    Hi-Chem (UK) Ltd.                        100%                United Kingdom
    Hi-Chem S.A.                             100%                Belgium
    Hi-Chem Holdings B.V.                    100%                Netherlands
    Fertilizantes Quimicos, S.A.             100%                Spain
    Hi-Agri S.R.L.                           100%  (2)           Italy
    Haifa Quimica De Mexico                   80%                Mexico
    Duclos International S.A.                100%                France
  EDP, Inc.                                  100%                Delaware
  Na-Churs Plant Food Company                100%                Delaware
  Nine West Corporation                      100%                Delaware
    Cedar Chemical Corporation               100%                Delaware
      NMPC, Inc.                             100%                New Mexico
      Vicksburg Chemical Company             100%                Delaware

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(1)      Including approximately 7% owned by Trans-Resources (Israel) Ltd.

(2)      Including approximately 5% owned by Haifa Chemicals South, Ltd.


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